Exhibit 99.1

MAIA Biotechnology Announces $736,600 Private Placement

CHICAGO, IL – October 13, 2025 - MAIA Biotechnology, Inc., (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today announced that it has entered into definitive agreements for the purchase and sale of an aggregate of 603,769 shares of common stock at a purchase price of $1.22 per share, in a private placement to accredited investors. Each share of common stock is being offered together with a warrant to purchase one share of common stock at an exercise price of $1.52 per share, which price represents the “Minimum Price” as defined under NYSE American Rule 713 (subject to customary adjustments as set forth in the warrants). The warrants are exercisable commencing six-months following issuance and have a term of three years from the issuance date. The private placement is expected to close on or about October 15, 2025, subject to the satisfaction of customary closing conditions.

The gross proceeds from the offering are expected to be approximately $736,600, prior to offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the execution of Step 1 of Part C of the Phase II trial THIO-101 and for working capital.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

MAIA cautions that all statements, other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) completion of the private placement, (ii) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (iii) our ability to advance product candidates into, and successfully complete, clinical studies, (iv) the timing or likelihood of regulatory filings and approvals, (v) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (vi) the rate and degree of market acceptance of our product candidates, (vii) the size and growth potential of the markets for our product candidates and our ability to serve those markets, and (viii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Relations Contact

+1 (872) 270-3518

ir@maiabiotech.com

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